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                                                                    EXHIBIT 10.7

                         INVESTMENT ADVISORY AGREEMENT


The undersigned Scottish Life Assurance (Cayman) Limited (an insurance company hereafter referred to as "the Client" and Cambridge Capital Advisors, Inc. (a Massachusetts corporation hereafter referred to as "the Advisor") agree as follows:

1.  INVESTMENT ADVICE TO THE CLIENT

The Client hereby appoints the Advisor to advise and monitor the Client's funds with respect to investment and reinvestment of assets in the Marketable Alternative Investment Program ("the Program") as amended from time to time. The initial size of the Program is anticipated to be $100 million.

2.  DUTIES OF ADVISOR
During the period prior to the Initial Public Offering of the Client's securities, the Advisor shall:

(a) Develop materials describing the proposed Program, its potential risk and return characteristics and such other material as may be important to rating agencies in evaluating the securities and insurance rating of the Client.

(b) Meet with rating agencies as needed to explain the scope, objectives, and expectations of the Program.

Upon completion of the Initial Public Offering and funds being made available for investment, the Advisor shall:

(c) Provide comprehensive investment planning and oversight services with regard to the Marketable Alternative Investment Program, including:

     o assistance in developing the financial objectives, investment guidelines, asset allocation, and selection criteria for the Program.

     o reviewing and evaluating objectives, guidelines, and asset allocation on a periodic basis based on then existing market conditions.

     o assistance in developing a manager and investment structure for the Program and evaluating, qualifying, selecting and recommending individual managers or investments. This will take into account correlations with and complementary styles to the Maverick investment currently intended.

     o providing recommendations on proposed investments or investment managers referred by the Client.

     o monitoring the performance of investments and individual investment managers within the Program and making recommendations for modifying a relationship with or terminating an existing manager, or liquidating an investment.

(d) Provide quarterly and annual investment performance measurement and evaluation of investments and investment managers of the Marketable Alternative Investment Program.

     Upon request, the Advisor will in addition provide separate reports for separate pools of assets. The provision of such separate reports will be considered Additional Performance Measurement Services and will be compensated under the provisions of Paragraph 7.

(e) Provide written reports on various topics related to alternative investment assets.

(f) Provide access to investment and financial data drawn from the Cambridge Capital Advisors databases.

(g) Upon request by the Client and at the sole discretion of the Advisor, the Advisor may provide consulting services with respect to investment of assets other than the Marketable Alternative Investment Program. Such services will be considered Additional Consulting Services and will be compensated under the provisions of Paragraph 7.
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In performing its obligations under this Agreement, the Advisor shall discharge its duties and exercise its powers hereunder with the care, skill, prudence and diligence that, under the circumstances then prevailing, a prudent person acting in a like capacity would use. The Advisor shall only act in an advisory capacity.


3.  RESTRICTIONS ON THE ADVISOR AND EXCLUSIONS FROM SERVICES
The Advisor may not enter into any transaction on behalf of the Client or bind the Client in any way without the prior written consent of the Client.

The Advisor shall at no time have custody, possession, or control of any of the assets of the Marketable Alternative Investment Program or any cash, securities, or other assets of the Client.

The Advisor shall not provide or otherwise be responsible for the provision of tax advice or legal counsel. The Client shall obtain legal counsel as it deems necessary.

4.  EFFECTIVE PERIOD OF AGREEMENT AND TERMINATION

The initial term of this Agreement shall be from June 15, 1998 through June 14, 1999 and shall renew thereafter on an annual basis unless terminated by either party. The Agreement may be terminated at any time by either party upon 30 days written notice. If this Agreement is terminated, fees payable to the Advisor shall be adjusted on a pro rata basis. Notwithstanding the foregoing, if the Initial Public Offering of the Client's securities is not successful and no funds become available for investment, this Agreement will terminate and there will be no further obligations by either party under this Agreement.

5.  CONFIDENTIALITY AND EXCLUSIVE USE

The Advisor shall regard as confidential all information concerning the affairs of the Client, but shall be permitted to disclose to third parties the fact that the Advisor is performing advisory activities on the Client's behalf. The information and recommendations furnished by the Advisor are for the use of the Client solely in relation to the investment and reinvestment of the assets of the Alternative Investment Program and may not be used for any other purpose. The Client, its officers and employees, and other affiliated parties shall regard as confidential all information and recommendations furnished by the Advisor to the Client subject to disclosure as may be required by law. No data or research may be distributed to anyone beyond the Client's staff and directors or trustees without the prior permission of the Advisor.

6.  SERVICES TO OTHER CLIENTS

The Advisor and its affiliates may act and continue to act as investment advisors for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Advisor or its affiliates to perform investment advisory or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Client.

The Advisor shall maintain such policies and practices as may be necessary so as not to favor or disfavor consistently or consciously any client or class of clients, and shall to the extent practical allocate investment opportunities among clients over a period of time on a fair and equitable basis.

7.  FEES
The Advisor's compensation shall be determined as follows:

     Initial Retainer
     ----------------
     Upon the commencement of this Agreement and as full compensation for services prior to the Initial Public Offering of the Client's securities, Client shall pay a one-time non-refundable retainer fee of $50,000.

     Annual fee
     ----------
     As full compensation for all services and expenses assumed by the Advisor hereunder after the initial Public Offering, except for those services that are explicitly defined as Additional Services, the Client shall pay an Annual Fee equal to the greater of $150,000 or an amount based on Marketable Alternative Investment Assets calculated as the sum of:
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               45 basis points for the first $100 million in Marketable
               Alternative Assets
               30 basis points of amounts above $100 million in Marketable Alternative Assets


     The Initial Retainer payment will be credited against the first quarterly payment of the Annual Fee as noted below. Twenty-five percent (25%) of the Annual Fee as determined above shall be billed and paid in advance at the beginning of each quarter of this Agreement. The Annual Fee will be adjusted each quarter based on the market value of the Marketable Alternative Assets on the last day of the most recently ended calendar quarter.

     Additional services
     -------------------
     The Advisor will be compensated for any Additional Performance Measurement Services provided under Paragraph 2(d) in accordance with its then current fee schedule for performance measurement services.

     The Advisor will be compensated for any Additional Consulting Services provided under Paragraph 2(g) in accordance with its then current hourly rates.

8.  ASSIGNMENT

Neither the Client nor the Advisor shall assign this agreement or any of its rights or obligations hereunder without the prior written consent of the other. Not withstanding this paragraph, notice is hereby provided and the Institution hereby agrees that certain research, data collection, and other services to be provided under this contract may be performed by Cambridge Associates (UK) Limited ("CA-UK"), and/or Cambridge Associates, Inc. ("CA"). Both CA-UK and CA are registered as investment advisors under the Investment Advisers Act of 1940 as amended and are under common ownership and control with the Advisor.

9.  WARRANTY AND REPRESENTATIONS

The Advisor represents and warrants that it is a registered investment advisor under the Investment Advisers Act of 1940, as amended, and that such registration is currently effective. The Client acknowledges receipt, at least 48 hours prior to entering into this agreement, of a copy of Part II of the Advisor's current filing with the Securities and Exchange Commission on Form ADV. Cambridge Capital Advisors' employees and other associated persons may purchase securities that are owned by one or more of the Advisor's clients provided that such activities do not conflict with securities laws, the firm's insider trading policies, Code of Ethics, or any other company policies with respect to personal trading.

10.  AUTHORIZED SIGNERS

The Client shall provide the Advisor with a list of Authorized Signers and their specimen signatures from whom the Advisor may accept signed written day to day instructions, confirmations or authority under this agreement. The Advisor shall not be liable for acting in good faith upon any instruction, confirmation or authority purporting to have been signed by an Authorized Signer, which signature the Advisor reasonably believes to be genuine, notwithstanding the fact that it shall subsequently be shown that such instruction, confirmation or authority was not in fact signed by an Authorized Signer.

11.  NOTICES

Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by courier or telefax with confirmation of transmission to the other party at the address set forth below or to such other address as a party may from time to time specify. Any such notice shall be deemed duly given when delivered at such address.

12.  AMENDMENTS
Any amendments to this Agreement shall be effective only if in writing and signed by an authorized officer on behalf of the Advisor and by an Authorized Signer of the Client.
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13.  GOVERNING LAW
This Agreement shall be governed by and construed in accordance with Massachusetts law, without regard to its principles of conflicts of law.

14.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.


CAMBRIDGE CAPITAL ADVISORS, INC.      SCOTTISH LIFE ASSURANCE (CAYMAN) LIMITED



By:    /s/ Francis J. Phillips        By:  /s/ Michael C. French
       --------------------------          ---------------------------
       Francis J. Phillips                 Michael C. French
       Controller                          Chairman


Date:  6/11/98                        Date: 6/15/98
       --------------------------          ---------------------------

Address:  One Winthrop Square         Address:  P.O. Box 30868 SMB
          Boston, MA 02110                      5th Floor, Ugland House
                                                George Town, Grand Cayman
                                                Cayman Islands
                                                British West Indies